                                                         EXHIBIT NO. EX-99.g.2.h

                      DFA INVESTMENT DIMENSIONS GROUP INC.

                               CUSTODIAN AGREEMENT
                              ADDENDUM NUMBER EIGHT

     THIS ADDENDUM is made as of the 30th day of July, 2002, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PFPC TRUST COMPANY, formerly known as "Provident National Bank" ("PFPC Trust").

                              W I T N E S S E T H:

     WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

     WHEREAS, the Fund has retained PFPC Trust to provide certain custodian services pursuant to a Custodian Agreement, dated June 19, 1989, as amended (the "Agreement"), which, as of the date hereof, remains in full force and effect; and

     WHEREAS, Paragraph 1 of the Agreement provides that the Fund may, from time to time, issue shares in additional portfolios and, in such event, the provisions of the Agreement shall apply to such portfolios as may be mutually agreed to by the Fund and PFPC Trust; and

     WHEREAS, PFPC Trust presently provides custodian services to the existing portfolios of the Fund, and has agreed to provide such services to a new portfolio of the Fund, designated as the DFA Short-Term Municipal Bond Portfolio, which is listed on Schedule A, attached hereto; and

     WHEREAS, Paragraph 28 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

     1. The Agreement is amended to provide that those portfolios set forth on "Schedule A, Portfolios of DFA Investment Dimensions Group Inc., Amended and Restated July 30, 2002," which is attached hereto, shall be "Covered Portfolios" under the Agreement.

     2. The fee schedules of PFPC Trust applicable to the Covered Portfolios that are listed on Schedule A shall be as agreed to in writing, from time to time, by the Fund and PFPC Trust.

     3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

     4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.   The effective date of this Addendum shall be July 30, 2002.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Eight to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                            DFA INVESTMENT DIMENSIONS GROUP INC.

                                            By: /s/ Catherine L. Newell
                                                -----------------------
                                                Catherine L. Newell
                                                Vice President and Secretary

                                            PFPC TRUST COMPANY

                                            By: /s/ Joseph Gramlich
                                                -------------------
                                                Joseph Gramlich
                                                Chairman

                                                            AMENDED AND RESTATED
                                                                   JULY 30, 2002

                                   SCHEDULE A

                                  PORTFOLIOS OF
                      DFA INVESTMENT DIMENSIONS GROUP INC.

                            U.S. SMALL CAP PORTFOLIO
                          U.S. LARGE COMPANY PORTFOLIO
                         U.S. SMALL CAP VALUE PORTFOLIO
                         U.S. LARGE CAP VALUE PORTFOLIO
                      ENHANCED U.S. LARGE COMPANY PORTFOLIO
                            U.S. MICRO CAP PORTFOLIO
                          U.S. SMALL XM VALUE PORTFOLIO
               AAM/DFA INTERNATIONAL HIGH BOOK TO MARKET PORTFOLIO
                           EMERGING MARKETS PORTFOLIO
                        JAPANESE SMALL COMPANY PORTFOLIO
                     UNITED KINGDOM SMALL COMPANY PORTFOLIO
                       CONTINENTAL SMALL COMPANY PORTFOLIO
                       PACIFIC RIM SMALL COMPANY PORTFOLIO
                       DFA ONE-YEAR FIXED INCOME PORTFOLIO
                   DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO
                        EMERGING MARKETS VALUE PORTFOLIO
                      DFA REAL ESTATE SECURITIES PORTFOLIO
               DFA INTERMEDIATE GOVERNMENT FIXED INCOME PORTFOLIO
                       DFA FIVE-YEAR GOVERNMENT PORTFOLIO
                            VA SMALL VALUE PORTFOLIO
                            VA LARGE VALUE PORTFOLIO
                          VA SHORT-TERM FIXED PORTFOLIO
                      INTERNATIONAL SMALL COMPANY PORTFOLIO
                      EMERGING MARKETS SMALL CAP PORTFOLIO
                   TAX-MANAGED U.S. SMALL CAP VALUE PORTFOLIO
                      TAX-MANAGED U.S. SMALL CAP PORTFOLIO
                   TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO
                        TAX-MANAGED U.S. EQUITY PORTFOLIO
                          LD U.S. MARKETWIDE PORTFOLIO
                          HD U.S. MARKETWIDE PORTFOLIO
                       LD U.S. MARKETWIDE VALUE PORTFOLIO
                       HD U.S. MARKETWIDE VALUE PORTFOLIO
                     DFA SHORT-TERM MUNICIPAL BOND PORTFOLIO